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                                  Exhibit 99.1

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.


                                  HBK INVESTMENTS L.P.


                                  By: /s/ Harlen B. Korenvaes
                                         Harlen B. Korenvaes,
                                         Principal    (1)



                                  HBK FINANCE, L.P.



                                  By: /s/ Harlen B. Korenvaes
                                         Harlen B. Korenvaes,
                                         Principal    (2)


(1) An Authorization Certificate authorizing Harlen B. Korenvaes to act on behalf of HBK Investments L.P. previously has been filed with the Securities and Exchange Commission.

(2) An Authorization Certificate authorizing Harlen B. Korenvaes to act on behalf of HBK Finance L.P. previously has been filed with the Securities and Exchange Commission.